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                                                                      EXHIBIT 12

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION
SEC FILING - FORM 10-Q - 1Q 1999
EXHIBIT 12 - RATIO OF EARNINGS TO FIXED CHARGES


                                                                  For the Three Months Ended
Ratio of Earnings to Fixed Charges                                1999                  1998
---------------------------------------------------------------------------------------------
Earnings
    Net Income                                                    $     13.1        $    15.8
Adjustments
    Income taxes                                                         8.1             10.2
    Fixed charges (as below)                                            10.6             11.0
                                                                  ---------------------------
          Total adjusted earnings                                 $     31.8        $    37.0
                                                                  ===========================

Fixed charges:  (a)
    Net interest expense                                          $     10.2        $    10.9
 Adjustments:
    Interest component of rents                                            -                -
    AFUDC debt                                                           0.4              0.1
                                                                  ---------------------------
          Total fixed charges                                     $     10.6        $    11.0
                                                                  ===========================

Ratio of earnings to fixed charges                                       3.0              3.4
                                                                  ===========================

(a) There were no shares of preferred stock issued or outstanding during the three months ended March 31, 1999 or March 31, 1998, and therefore, there were no fixed charges related to preferred stock during these periods.